Exhibit 99.1

Report of Independent Registered Public Accounting Firm

Legacy Reserves, LP
Midland, Texas

We have audited the accompanying statements of revenues, direct operating expenses and equity income of the oil and natural gas properties and other interests (the “Binger Properties”), as defined in Note 1, acquired on April 16, 2007 by Legacy Reserves  LP (the "Company") for each of the years in the two year period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Binger Properties are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal controls over financial reporting associated with the Binger Properties. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and are not intended to be a complete presentation of the results of operations of the Binger Properties.

In our opinion, the statements of revenues, direct operating expenses and equity income referred to above present fairly, in all material respects, the revenues, direct operating expenses and equity income of the Binger Properties for each of the years in the two year period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Houston, Texas
June 29, 2007

BINGER PROPERTIES

STATEMENTS OF REVENUES, DIRECT OPERATING EXPENSES AND EQUITY INCOME
OIL AND NATURAL GAS PROPERTIES AND OTHER INTERESTS ACQUIRED FROM
NIELSON & ASSOCIATES, INC.

	Year ended December 31,		Three months ended March 31,
	2005	2006	2006	2007
			(Unaudited)

Revenues - oil, natural gas and natural gas liquids sales	$13,789,145	$14,202,709	$3,416,349	$3,066,340

Direct operating expenses:
Production and other taxes	1,074,085	1,163,078	280,782	270,143
Lease operating expenses	4,158,791	3,982,341	980,413	1,034,253
Total direct operating expenses	5,232,876	5,145,419	1,261,195	1,304,396

Revenues in excess of direct operating expenses	8,556,269	9,057,290	2,155,154	1,761,944

Equity in income of equity method investee	299,551	70,540	20,908	12,210

Revenues and equity income in excess of
direct operating expenses	$8,855,820	$9,127,830	$2,176,062	$1,774,154

See accompanying notes to statements of revenues, direct operating expenses and equity income.

BINGER PROPERTIES
NOTES TO STATEMENTS OF REVENUES, DIRECT OPERATING EXPENSES AND EQUITY INCOME

(1) Basis of Presentation

The accompanying financial statements present the revenues, direct operating expenses and equity income of the oil and natural gas properties and other interests (the ‘‘Binger Properties’’) acquired by Legacy Reserves Operating LP, the wholly owned subsidiary of Legacy Reserves LP (“Legacy” or the "Company"), from Nielson & Associates, Inc. (‘‘Nielson’’), for the period January 1, 2005 through March 31, 2007. The Binger Properties were purchased by the Company on April 16, 2007, for consideration of (i) of $29.5 million in cash, subject to post-closing adjustments, and (ii) 611,247 newly issued units representing limited partner interests in Legacy (“Units”) valued at $15.8 million. The assets acquired consist of: (1) a 54.5% working interest in the East Binger (Marchand) Unit in Caddo County, Oklahoma with respect to 51 producing wells and 32 water injection wells and (2) a 50% ownership interest in Binger Operations, LLC (“BOL”), the principal purpose of which is to operate the East Binger Unit. As a consequence of Legacy’s 50% ownership of BOL, we own an additional 0.74% working interest in the East Binger Unit. The 50% ownership of BOL is reflected in the accompanying financial statements under the equity method.

The accompanying statements of revenues, direct operating expenses and equity income of the Binger Properties do not include indirect general and administrative expenses, interest expense, depreciation, depletion and amortization, or any provision for income taxes. Management of the Company believes historical expenses of this nature incurred by Nielson in the properties are not indicative of the costs to be incurred by the Company.

Revenues in the accompanying statements of revenues, direct operating expenses and equity income are recognized based on Binger Properties’ share of any given period’s production multiplied times the contract price received for the period. The direct operating expenses are recognized on the accrual basis and consist of the direct costs of operating the Binger Properties including production taxes, lifting costs, gathering, well repair and well workover costs. Direct costs also include administrative overhead fees charged by BOL, but do not include general corporate overhead. Equity in the net income of BOL is shown in the caption “equity in income of equity method investee”.

Historical financial information reflecting financial position, results of operations, and cash flows of the Binger Properties is not presented because it would be impractical and costly to obtain since such financial information was not historically prepared by Nielson. Other assets acquired and liabilities assumed were not material. In addition, the Binger Properties were a part of a larger enterprise prior to the acquisition by the Company, and representative amounts of indirect general and administrative expenses, depreciation, depletion and amortization, interest and other indirect costs were not necessarily allocated to the Binger Properties acquired, nor would such allocated historical costs be relevant to future operations of the Binger Properties. The historical statements of revenues, direct operating expenses and equity income of Nielson’s interest in the Binger Properties are presented in order to substantially comply with the rules and regulations of the Securities and Exchange Commission for businesses acquired.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The statements of revenues, direct operating expenses and equity income of the Binger Properties for the three months ended March 31, 2006 and 2007 are unaudited. In the opinion of the Legacy’s management, such statements include the adjustments and accruals which are necessary for a fair presentation of results for the Binger Properties. These interim results are not necessarily indicative of results for a full year.

BINGER PROPERTIES
NOTES TO STATEMENTS OF REVENUES, DIRECT OPERATING EXPENSES AND EQUITY INCOME
(continued)

(2) Supplemental Financial Information for Oil and Natural Gas Producing Activities (Unaudited)

    The following reserve estimates have been prepared by Legacy’s internal petroleum engineer as of December 31, 2004, 2005 and 2006. These reserve estimates have been prepared in compliance with the Securities and Exchange Commission rules based on year-end prices for oil, natural gas and natural gas liquids with appropriate adjustments by property for location, quality, gathering and marketing adjustments.

(a)       Reserve Quantity Information

Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids (NGL) which geological and engineering data demonstrates with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

Below are the net quantities of total proved reserves and proved developed reserves of the Binger Properties. An analysis of the change in estimated quantities of reserves, all of which are located within the United States, is presented below.

		Natural
	Oil	Gas	NGL
	(MBbls)	(MMcf)	(MBbls)
Proved Reserves:
Balance, December 31, 2004	2,040	7,054	1,611
Revisions of previous estimates and improved recovery	25	(61)	(38)
Production	(139)	(352)	(94)

Balance, December 31, 2005	1,926	6,641	1,479
Revisions of previous estimates and improved recovery	(4)	(27)	(4)
Production	(131)	(331)	(87)

Balance, December 31, 2006	1,791	6,283	1,388

Proved Developed Reserves:
December 31, 2004	1,557	6,229	1,328
December 31, 2005	1,526	5,957	1,246
December 31, 2006	1,391	5,599	1,155

(b)	Standardized Measure of Discounted Future Net Cash Flows Relating to Oil and Natural Gas Reserves

The standardized measure of discounted future net cash flows relating to proved oil, natural gas and NGL reserves (Standardized Measure) is a disclosure requirement under Statement of Financial Accounting Standards No. 69. The standardized measure does not purport to be, nor should it be interpreted to present, the fair market value of the proved oil and natural gas reserves of the Binger Properties. An estimate of fair market value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions. The estimates of future cash flows and future production and development costs are based on period-end sales prices for oil and natural gas, estimated future production of proved reserves and estimated future production and development costs of proved reserves, based on current costs and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%. No deduction has been made for general and administrative expenses, interest expense, depreciation, depletion and amortization or for federal or state income taxes.

BINGER PROPERTIES
NOTES TO STATEMENTS OF REVENUES, DIRECT OPERATING EXPENSES AND EQUITY INCOME
(continued)

The standardized measure (before income taxes) relating to proved oil, natural gas and NGL reserves are presented below:

	December 31,
	2005	2006
	(in thousands)

Future production revenues	$235,675	$195,500
Future costs:
Production	(123,338)	(118,403)
Development	(9,688)	(7,904)

Future net cash flows before income taxes	102,649	69,193
10% annual discount for estimated timing of cash flows	(50,600)	(30,474)

Standardized measure of discounted net cash flows	$52,049	$38,719

The standardized measure is based on the following oil, natural gas and NGL prices realized over the life of the properties at the wellhead as of the following dates:

December 31,
	2005	2006

Oil (per Bbl)	$ 59.87	$ 59.98
Natural gas (per MMBtu)	$ 8.84	$ 4.79
NGL (per Bbl)	$ 41.58	$ 41.58

BINGER PROPERTIES
NOTES TO STATEMENTS OF REVENUES, DIRECT OPERATING EXPENSES AND EQUITY INCOME
(continued)

Changes in the standardized measure (before income taxes) relating to proved oil, natural gas and NGL reserves is as follows:

	Year ended December 31,
	2005	2006
	(in thousands)

Increase (decrease):

Sales, net of production costs	$(8,556)	$(9,057)
Net change in sales prices, net of production costs	31,703	(15,785)
Changes in estimated future development costs	-	18
Revisions of previous estimates and improved recovery	(303)	(122)
Previously estimated development costs incurred	2,751	1,759
Sales of minerals in place	-	-
Other	2,299	4,852
Accretion of discount	2,090	5,005

Net increase (decrease)	29,984	(13,330)

Standardized measure of discounted future net cash flows:
Beginning of year	22,065	52,049

End of year	$52,049	$38,719

Estimates of economically recoverable oil, natural gas and NGL reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations, reservoir behavior, equipment condition and other matters. Actual quantities of oil and natural gas produced in the future may differ materially from the amounts estimated.